Exhibit 23.1

100 Crescent Court
Suite 700
Dallas TX 75201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Code Green Apparel Corp.

We consent to the use in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated July 17, 2015, relating to the financial statements of Code Green Apparel Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under heading “Interest Of Named Experts And Counsel” in such Prospectus.

/s/ K. Brice Toussaint
K. Brice Toussaint

Dallas, Texas
July 29, 2015